EXHIBIT 99.1
Dobson Communications and Cingular Approve New Agreements
Earnings Conference Call Rescheduled for Monday, August 15, 2005
OKLAHOMA CITY, Aug. 12, 2005 — Dobson Communications Corporation (Nasdaq:DCEL) today announced that its new agreements with Cingular have been approved by the boards of directors of the two companies and have become effective.
Dobson’s second quarter 2005 results, which the Company plans to announce Monday, August 15, 2005, at approximately 6:00 a.m. CT (7 a.m. ET), will reflect roaming rates in the new agreement. Dobson plans to conduct its second quarter earnings conference call beginning at 8:00 a.m. CT (9:00 a.m. ET). Along with second quarter results and its new roaming agreement, Dobson intends to comment on its guidance for 2005. Investors may listen by phone or via web-cast on Dobson’s web site at www.dobson.net. Those interested may access the call by dialing:

Conference call	(800) 811-0667
Pass code	3659481
A call replay will be available later for two weeks via Dobson’s web site or by phone.

Replay number	(888) 203-1112
Pass code	3659481
For further analysis of second quarter results, please see the Company’s quarterly report on Form 10-Q, which the Company plans to file Monday, August 15, 2005.
Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 16 states. For additional information on Dobson and its operations, please visit its web site at www.dobson.net
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to changes in the Company’s plans for announcing its second quarter 2005 results and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

CONTACT:	Dobson Communications, Oklahoma City
J. Warren Henry
(405) 529-8820